UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 22, 2007

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana	46032-1404

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following information is provided pursuant to Sub-items (b), (c) and (e) of Item 5.02:

(b) On January 23, 2007, Rene R. Champagne, Chairman and Chief Executive Officer of the Registrant announced that he will be stepping down from his position as Chief Executive Officer of the Registrant, which is the principal executive officer of the Registrant, effective April 1, 2007. Mr. Champagne, age 65, has served as Chief Executive Officer of the Registrant since September 1985. Mr. Champagne will remain Chairman of the Registrant’s Board of Directors and a non-executive employee of the Registrant through January 2008.

On January 23, 2007, Kevin M. Modany was elected Chief Executive Officer of the Registrant by its Board of Directors, effective April 1, 2007. Prior to his appointment as Chief Executive Officer, Mr. Modany served as President and Chief Operating Officer of the Registrant. In addition to Chief Executive Officer, Mr. Modany will continue to serve as President and as a Director of the Registrant. The vacancy in the Chief Operating Officer position caused by Mr. Modany’s promotion to Chief Executive Officer will not be immediately filled by the Registrant.

(c) Mr. Modany, age 40, will begin serving as Chief Executive Officer of the Registrant on April 1, 2007. He has served as President of the Registrant since April 2005. From April 2005 until his promotion to Chief Executive Officer becomes effective on April 1, 2007, Mr. Modany also will have served as Chief Operating Officer of the Registrant. From January 2003 through May 2005, Mr. Modany served as Chief Financial Officer of the Registrant. From July 2002 through April 25, 2005, Mr. Modany also served as Senior Vice President of the Registrant. From June 2002 through December 2002, he served as Director of Finance of the Registrant. Mr. Modany served as chief financial officer, chief operating officer and director of Cerebellum Software, Inc., a software development and professional services company, from October 2000 through May 2002. Mr. Modany has been a director of the Registrant since July 2006.

(e) On January 22, 2007, the Compensation Committee of the Registrant’s Board of Directors also approved the 2007 Executive Bonus Parameters (the “2007 Executive Bonus Parameters”) for participation by the Registrant’s executives (other than Mr. Champagne). Bonuses payable to participants will be paid in cash and based on a formula that takes into account the Registrant’s ability to achieve specified targets in 2007 in each of four performance categories, each weighted equally:

•	The Registrant's earnings per share before equity-based compensation expense and workers' compensation expense in 2007.

•

The percentage increase in total student enrollment at the Registrant's institutes as of December 31, 2007 compared to the total student enrollment at the Registrant's institutes as of December 31, 2006.

•	The Registrant's Free Cash Flow in 2007. Free Cash Flow is defined as the Registrant's net cash flows from operating activities, less:

•	capital expenditures, net (excluding facility purchases);

•	any change in restricted cash;

•	any change in special legal and other investigation costs; and

•	any tax deduction on equity compensation.

•

The percentage of Employable Graduates (as defined below) from the Registrant's institutes' programs of study in the third and fourth calendar quarters of 2006 and first and second calendar quarters of 2007 who either obtain employment by December 31, 2007, or are already employed, in positions that require the direct or indirect use of skills taught in their programs of study. Employable Graduates include all of the graduates from the Registrant's institutes, except for those graduates who:

•	have been admitted into other programs of study at postsecondary educational institutions that are scheduled to begin within one academic year following their graduation;

•	possessed visas that did not permit them to work in the United States following their graduation;

•	were personally suffering from a health condition that prevented them from working;

•	were actively engaged in U.S. military service; or

•	moved out of the Continental United States with a spouse or parent who was actively engaged in U.S. military service.

The Registrant is not disclosing the specific values associated with each target level of each of the four performance categories in the 2007 Executive Bonus Parameters, because those values are based on the Registrant's primary financial and operating goals for 2007 and are linked to its confidential 2007 operating budget and business plan. As a result, the Registrant believes that the disclosure of those values would result in competitive harm to it. Nevertheless, the specific targets in each of the four performance categories represent percentage improvements over the Registrant's performance during the prior year in each of the performance categories. The Compensation Committee of the Registrant's Board of Directors may, in its sole discretion, modify the bonus parameters at any time prior to the payment of the annual bonus amounts thereunder.

The 2007 Executive Bonus Parameters establish for each participant a standard bonus target percentage of annual base salary, ranging from 30% to 100%, with the percentage depending on the participant's position. The following table sets forth the standard bonus target percentage of annual base salary for each of the Registrant's named executive officers under the 2007 Executive Bonus Parameters.

Named Executive Officer	2007 Standard Bonus Target Percentage of Annual Base Salary
Rene R. Champagne (1)	0% (1)
Kevin M. Modany	70%/100% (2)
Daniel M. Fitzpatrick	60%
Clark D. Elwood	55%
Eugene W. Feichtner	55%

_____________

(1)

On January 23, 2007, Mr. Champagne announced that he will be stepping down as Chief Executive Officer of the Registrant effective April 1, 2007. On and after April 1, 2007, Mr. Champagne will remain an employee of the Registrant and the Chairman of the Registrant's Board of Directors through January 31, 2008.

(2)

On January 23, 2007, Mr. Modany was promoted to Chief Executive Officer and President of the Registrant effective April 1, 2007. Mr. Modany will participate in the 2007 Executive Bonus Parameters at a standard bonus target percentage of (a) 70% during the portion of 2007 that he serves as President and Chief Operating Officer of the Registrant and (b) 100% during the portion of 2007 that he serves as the Registrant's Chief Executive Officer and President. Any payment of a 2007 annual bonus award to Mr. Modany will be based on the applicable standard bonus target percentage of Mr. Modany's base salary as (a) President and Chief Operating Officer of the Registrant for the portion of 2007 that he serves in those positions and (b) Chief Executive Officer and President of the Registrant for the portion of 2007 that he serves in those positions.

The maximum bonus percentage under the 2007 Executive Bonus Parameters ranges from 25% to 200% of the standard bonus target percentage of annual base salary and is based on the weighted average performance points associated with the actual results achieved with respect to each performance category. To determine the weighted average performance points, the sum of the performance points associated with the actual performance in the four performance categories will be divided by four. The following table sets forth the maximum bonus percentage associated with each range of weighted average performance points under the 2007 Executive Bonus Parameters.

Weighted Average Performance Points	Maximum Bonus Percentage
4.76 – 5.00	200.0%
4.51 – 4.75	187.5%
4.26 – 4.50	175.0%
4.01 – 4.25	162.5%
3.76 – 4.00	150.0%
3.51 – 3.75	137.5%
3.26 – 3.50	125.0%
3.01 – 3.25	112.5%
2.76 – 3.00	100.0%
2.51 – 2.75	87.5%
2.26 – 2.50	75.0%
2.01 – 2.25	62.5%
1.76 – 2.00	50.0%
1.51 – 1.75	41.7%
1.26 – 1.50	33.3%
1.00 – 1.25	25.0%

The annual bonus parameters are typically based on the Registrant's primary financial and operating goals for the ensuing year. A participant’s bonus may be more or less than the participant’s potential award as calculated under the formula. A participant's actual bonus is based on a discretionary assessment of the participant’s individual performance and contribution toward achieving the specified targets in the four performance categories that is made by the Compensation Committee of the Registrant's Board of Directors upon the recommendation of the Registrant's Chief Executive Officer, except for the Registrant's Chief Executive Officer’s bonus, which is made by the Committee without a recommendation from the Registrant's Chief Executive Officer. The total amount available for the payment of bonuses for 2007 is capped at an amount equal to the cumulative sum of the products of each participant’s bonus percentage multiplied by each participant’s annual base salary.

On January 22, 2007, the Compensation Committee of the Registrant's Board of Directors approved the payment of a 2006 annual bonus award in cash to each of the Registrant's named executive officers, as follows:

Named Executive Officer	2006 Annual Bonus Amount
Rene R. Champagne	$1,050,000
Kevin M. Modany	$436,400
Daniel M. Fitzpatrick	$278,500
Clark D. Elwood	$253,800
Eugene W. Feichtner	$189,600

On January 22, 2007, the Compensation Committee of the Registrant’s Board of Directors authorized a salary increase for the Registrant's named executive officers effective April 1, 2007. The following table sets forth the 2007 base salary information for each of the Registrant's named executive officers.

Named Executive Officer	2007 Salary
Rene R. Champagne (1)	$560,000
Kevin M. Modany	$630,000
Daniel M. Fitzpatrick	$263,300
Clark D. Elwood	$260,100
Eugene W. Feichtner	$230,000

_____________

(1)

On January 23, 2007, Mr. Champagne announced that he will be stepping down as Chief Executive Officer of the Registrant effective April 1, 2007. On and after April 1, 2007, Mr. Champagne will remain an employee of the Registrant and the Chairman of the Registrant's Board of Directors through January 31, 2008.

On January 22, 2007, the Compensation Committee of the Registrant’s Board of Directors also approved the following executive perquisites in 2007 for the Registrant’s named executive officers:

•	for Messrs. Champagne and Modany, the use of a leased company car;

•	for Messrs. Champagne and Modany, an allowance to be used for tax return preparation and financial planning of up to 2% of annual base salary;

•	for Messrs. Fitzpatrick, Elwood and Feichtner, an allowance to be used for tax return preparation and financial planning of up to 1% of annual base salary; and

•	for each of the Named Executive Officers:

•	tickets to sporting, theater and other events;

•	enhanced disability benefits; and

•	an annual physical examination.

The aggregate incremental cost to the Registrant in 2007 for providing all of the 2007 perquisites described above is not expected to exceed $150,000.

The press release issued by the Registrant dated January 24, 2007 reporting that, effective April 1, 2007, Mr. Champagne will step down as, and Mr. Modany will be promoted to, Chief Executive Officer of the Registrant is incorporated herein by reference and filed with the Securities and Exchange Commission as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2007

ITT Educational Services, Inc.

By: /s/ Clark D. Elwood
Name: Clark D. Elwood
Title: Senior Vice President,

General Counsel and Secretary

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